EXHIBIT 99.1

MCM Capital Group Announces
New General Counsel and Auditing Firm

SAN DIEGO—(BUSINESS WIRE)—August 3, 2001—MCM Capital Group, Inc. (OTCBB:MCMC – news) today announced the election of Robin R. Pruitt as Senior Vice President and General Counsel and the selection of BDO Seidman LLP as its auditing firm.

Robin Pruitt has several years’ experience as general counsel following the practice of law with firms in both New York and San Diego. From 1998 through the completion of its purchase by Midland, she was General Counsel for West Capital Financial Services. For the past year, she has been General Counsel for another San Diego based firm. Commenting on this development, Carl C. Gregory, III, President and CEO of MCM, said, “We are delighted that Robin is joining our management. She is smart, knowledgeable and able to work as a member of the senior management team. She’ll make an immediate contribution.”

BDO Seidman, LLP is a leading professional accounting and consulting firm with 45 offices in the U.S. and over 600 international offices. With extensive experience with growing firms the size of MCM, BDO is able to offer MCM valuable advice as it continues its growth. Carl C. Gregory, III said, “We are very pleased to form this partnership. BDO will manage and staff this engagement from the nearby Orange County office, and we expect to work closely with them in the future as MCM continues its growth.”

NOTES TO PRESS RELEASE

The statements in this press release that are not historical facts, including most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of revenues, income or loss, estimates of capital expenditures, plans for future operations, products or services, and financing needs or plans, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include:

•	the Company’s ability to maintain existing, and secure additional, financing;

•	the Company’s ability to maintain sufficient liquidity to operate our business including our ability to meet the liquidity covenant of our securitization and warehouse transactions and to obtain additional funding to enable the Company to purchase receivables;

•	the Company’s continued servicing of the receivables in our securitization transactions and warehouse facility;

•	the Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations (including from sellers of non-conforming receivable portfolios);

•	the Company’s ability to hire and retain qualified personnel to recover its receivables efficiently;

•	changes in, or failure to comply with, government regulations;

•	the costs, uncertainties and other effects of legal and administrative proceedings; and

•	risk factors and cautionary statements made in the Company’s Annual Report on Form 10-K for the period ended December 31, 2000 and the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2001.

Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.